Exhibit 10.1

inTEST CORPORATION

EMPLOYEE STOCK PURCHASE PLAN
(Effective as of October 1, 2021)

1.	Establishment of Plan.

1.1    inTEST Corporation (the “Company”) proposes to grant options for purchase of the Company’s Common Stock (as defined below) as determined by the Committee (as defined below) to eligible Employees (as defined below) of the Company and its Participating Affiliates (as defined below) pursuant to this inTEST Corporation Employee Stock Purchase Plan (this “Plan”).

1.2    The purpose of this Plan is to provide eligible Employees of the Company and Participating Affiliates with a convenient means of acquiring an equity interest in the Company through payroll deductions, to align the interests of such Employees with those of the Company’s stockholders, and to provide an incentive for continued employment.

1.3    This Plan is an omnibus document which includes a Section 423 Plan Component (as defined below) designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), although the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the grant of options under a Non-423 Plan Component pursuant to rules, procedures or sub-plans adopted by the Board of Directors of the Company (the “Board”) (or its designate). To the extent that the Company grants options to Employees of its Participating Affiliates under this Plan, such grants shall be made only under the Non-423 Plan Component.

1.4    The Section 423 Plan Component shall be a separate and independent plan from the Non-423 Plan Component, provided, however, that the total number of Shares (as defined below) authorized to be issued under the Plan applies in the aggregate to both the Section 423 Plan Component and the Non-423 Plan Component. Offerings under the Non-423 Plan Component may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. In the event of a conflict between the terms of the Non-423 Plan Component and the terms of this Plan, then with the exception of Sections 3, 11.2, 16 and 26 with respect to the total number of Shares available to be offered under the Plan for all sub-plans, the terms of the Non-423 Plan Component will control. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to both the Section 423 Plan Component and the Non-423 Plan Component.

1.5    All eligible Employees shall have equal rights and privileges with respect to this Plan so that the Section 423 Plan Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5). Participants participating in the Non-423 Plan Component by means of rules, procedures or sub-plans adopted pursuant to Section 21 need not have the same rights and privileges as participants participating in the Section 423 Plan Component.

2.	Definitions.

2.1    Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, this Plan uses the following defined terms:

2.2“    Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Section 424(e) and (f), respectively, of the Code. With respect to the Non-423 Plan Component, a non-subsidiary can be deemed to be an Affiliate and may be designated by the Committee for participation in the Non-423 Plan Component.

2.3“    Board” means the Board of Directors of the Company.

2.4“    Code” means the Internal Revenue Code of 1986, as amended.

2.5“    Committee” means the Compensation Committee of the Board or one or more subcommittees appointed by the Committee to administer the Plan.

2.6“    Common Stock” means the common stock of the Company, par value $0.01 per share.

2.7“    Company” means inTEST Corporation, a Delaware corporation.

2.8“    Compensation” means the definition of Compensation established by the Committee, which definition shall comply with Treasury Regulation Section 1.423-2(f).

2.9“    Director” means a member of the Board.

2.10“    Employee” means any person, including an Officer or Director, who is employed by purposes of Section 424(b)(4) of the Code by the Company or a Participating Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan. For a Non-423 Plan Component, Employee shall mean an employee of the Company or its deemed Affiliate on any other basis as determined by the Company (if required under applicable local law).

2.11“    Fair Market Value” means the value of a Share as determined as follows. If the Shares are listed on any established stock exchange or quoted on a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share as quoted on such exchange or system on the day for which the value is being determined (or if no sales were reported, the closing price on the trading date immediately preceding such date), as reported by The Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be final, conclusive and binding on all persons.

2.12“    Insider Trading Policy” means the Company’s Statement of Policy Regarding Purchases and Sales of Securities by Directors, Officers and Employees, as such policy may be amended from time to time.

2.13“    Maximum Share Amount” means a maximum number of Shares which may be purchased by any Employee at any single Purchase Date.

2.14“    Non-423 Plan Component” means a component of this Plan which does not qualify under Section 423 of the Code.

2.15“    Notice Period” means the period within two (2) years from the Offering Date relating to the applicable Shares or one (1) year from the Purchase Date on which the applicable Shares were purchased.

2.16“    Offering Date” means the first business day of each Offering Period.

2.17“    Offering Period” means a period commencing and ending on those dates determined by the Committee. The Offering Periods of this Plan may be up to twenty-seven (27) months in duration and may consist of up to eight (8) Purchase Periods during which payroll deductions of the participants are accumulated under this Plan. However, unless and until determined otherwise by the Committee, each Offering Period shall have a duration of three months and shall commence on October 1, January 1, April 1, or July 1 and each Offering Period shall have only one Purchase Period which shall run simultaneously with the Offering Period. The duration and timing of Offering Periods may be changed pursuant to Section 6, Section 16 and Section 26 of this Plan, provided that no Offering Period shall exceed a period of twenty-seven (27) months.

2.18“    Officer” means a person who is an officer of the Company as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended.

2.19“    Participating Affiliates” means inTEST EMS LLC, Temptronic Corporation, Ambrell Corporation, inTEST Pte. Ltd., inTEST Thermal GmbH, Ambrell BV, Ambrell Ltd. and any such Affiliates that the Committee designates from time to time as corporations that shall participate in this Plan.

2.20“    Plan” means this inTEST Corporation Employee Stock Purchase Plan.

2.21“    Purchase Date” means the last business day of each Purchase Period.

2.22“    Purchase Period” means a period commencing and ending on those dates determined by the Committee. However, unless and until determined otherwise by the Committee, each Purchase Period shall have a duration of three (3) months and shall be coincident with an Offering Period. The duration and timing of Purchase Periods may be changed pursuant to Section 6, Section 16 and Section 26 of this Plan, provided that no Purchase Period shall exceed a period of six (6) months, other than the first purchase period commencing after adoption of this Plan.

2.23“    Purchase Right” means an option to purchase Shares granted pursuant to the Plan.

2.24“    Reserves” means the number of Shares covered by each option under this Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under this Plan, but have not yet been placed under option.

2.25“    Section 423 Plan Component” means the component of the Plan designed to qualify as an “employee stock purchase plan” under Section 423 of the Code.

2.26“    Share” means a share of Common Stock.

3.	Number of Shares.

3.1    The maximum number of Shares that will be offered under the Plan is 250,000 Shares, subject to adjustment as permitted under Section 16. For avoidance of doubt, the limitation set forth in this Section 3.1 may be used to satisfy purchases of Shares under either the Section 423 Plan Component or the Non-423 Plan Component.

3.2    If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Purchase Right shall again become available for issuance under the Plan.

3.3    The Shares purchasable under the Plan shall be shares of authorized but unissued or reacquired Shares, including shares repurchased by the Company on the open market.

4.	Administration.

4.1    This Plan shall be administered by the Committee, including (a) prescribing, amending and rescinding rules and regulations relating to the Plan; (b) prescribing forms for carrying out the provisions and purposes of the Plan; (c) construing and interpreting the Plan; (d) settling all controversies regarding the Plan; (e) suspending or terminating the Plan at any time as provided in Section 26.2; (f) amending the Plan at any time as provided in Section 26.1; (g) making all other determinations deemed necessary or advisable for the administration of the Plan, including factual determinations; and (h) exercising such powers and performing such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent of the Plan. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. Subject to the provisions of this Plan, the Committee shall have all authority to (i) determine and change the percentage discount pursuant to Section 9, (ii) determine and change the Offering Periods and Offering Dates pursuant to Section 6, (iii) determine and change the purchase price for Shares pursuant to Section 9, (iv) prescribe minimum holding periods for the Shares issued under this Plan, and (v) prescribe, amend and rescind rules and regulations relating to this Plan. All decisions of the Committee shall be final, binding, and conclusive upon all parties. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4.2    In its rules and procedures for the administration of the Plan (including, without limitation, procedures covering any directions, elections, or other actions by Employees, and the delivery of statements and other disclosure materials to such individuals), the Committee may provide for the use of electronic communications and other media in a manner consistent with any applicable laws.

4.3    All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding, and conclusive on all persons.

5.	Eligibility.

5.1    Any Employee of the Company or the Participating Affiliates is eligible to participate in an Offering Period under this Plan except the following:

(a)    Employees with less than six (6) months of service with the Company or a Participating Affiliate prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(b)    Employees who, as a result of being granted an option under this Plan with respect to such Offering Period, would, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Affiliate;

(c)    individuals who provide services to the Company or any of its Participating Affiliates as independent contractors who are reclassified as common law employees for any reason, provided that this exclusion will not apply if such individuals are considered employees for purposes of Section 423 of the Code;

(d)    Employees who reside in countries for whom such Employees’ participation in the Plan would result in a violation under any corporate or securities laws of such country of residence;

(e)    Employees whose customary employment is five (5) months per calendar year or less; and

(f)    Employees whose customary employment is twenty (20) hours or less per week.

5.2    Individuals who are not Employees of the Company or a Participating Affiliates shall not be eligible to participate in an Offering Period.

6.	Offering Dates.

6.1    The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

7.	Participation in this Plan.

7.1    Eligible Employees may become participants in an Offering Period under this Plan on the Offering Date, after satisfying the eligibility requirements, by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee. An eligible Employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such Employee enrolls in this Plan by delivering a subscription agreement to the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an Employee becomes a participant in an Offering Period by filing a subscription agreement, such Employee shall automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the Employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

8.	Grant of Option on Enrollment.

8.1    Enrollment by an eligible Employee in this Plan with respect to an Offering Period shall constitute the grant (as of the Offering Date) by the Company to such Employee of an option to purchase on the Purchase Date up to that number of Shares determined by a fraction, the numerator of which is the amount accumulated in such Employee’s payroll deduction account during such Purchase Period and the denominator of which is the purchase price per Share determined under Section 9, provided, however, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the maximum number of Shares set by the Committee pursuant to Section 11.2 below with respect to the applicable Purchase Date. Notwithstanding the foregoing, in the event of a change in generally accepted accounting principles which would adversely affect the accounting treatment applicable to any current Offering Period, the Committee may make such changes to the number of Shares purchased at the end of the Purchase Period or the purchase price paid as are allowable under generally accepted accounting principles and as it deems necessary in the sole discretion of the Committee to avoid or minimize adverse accounting consequences.

9.	Purchase Price.

9.1    The purchase price per Share at which a Share shall be sold in any Offering Period shall be as determined by the Committee but no less than eighty-five percent (85%) of the Fair Market Value of the Shares on the Purchase Date.

10.	Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

10.1    The purchase price of the Shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s Compensation in one percent (1%) increments, not less than one percent (1%), nor greater than twenty-five percent (25%), or such lower limit set by the Committee. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. If payroll deductions are not permitted in a jurisdiction, participants in that jurisdiction may contribute via check or pursuant to another method approved by the Committee.

10.2    A participant may increase or decrease the rate of payroll deductions at any time, with such change to be effective commencing as of the next Offering Period. Any such increase or decrease in participation level shall be made by filing with the Company a new subscription agreement changing his or her payroll deductions. Any such change must be submitted to the Company prior to the fifteen (15) day period (or such shorter period of time as determined by the Company) immediately preceding the next Offering Period for which it is to be effective.

10.3    All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions, unless required by local law. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, unless required by local law.

10.4    On each Purchase Date, for so long as this Plan remains in effect, and provided that the participant has not submitted a signed and completed a withdrawal form pursuant to Section 12 before that date, which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant, as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole and fractional Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per Share shall be as specified in Section 9 of this Plan. In the event that this Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date shall be returned to the participant, without interest. No Share shall be purchased on a Purchase Date on behalf of any Employee whose participation in this Plan has terminated prior to such Purchase Date.

10.5    As soon as practicable after the Purchase Date, the Company shall issue Shares for the participant’s benefit representing the Shares purchased upon exercise of his or her option.

10.6    During a participant’s lifetime, his or her option to purchase Shares hereunder is exercisable only by him or her. The participant shall have no interest or voting rights in Shares covered by his or her option until such option has been exercised and Shares have been issued to the participant.

10.7    Notwithstanding the foregoing or any other provision of the Plan to the contrary, the Purchase Rights relating to participation in the Plan shall not be given effect until such time as a registration statement covering the shares reserved under the Plan that are subject to the Purchase Rights has been filed by the Company and has become effective.

10.8    As promptly as practicable after the Purchase Date of each Purchase Period, the number of shares of Common Stock purchased by each participant shall be issued by the Company and deposited into a brokerage account established in the participant’s name with the Plan’s broker, for and on behalf of the participant, in accordance with procedures established from time to time by the Committee. The terms of such Plan broker account shall be as provided herein and at the sole discretion of the Committee; and a participant’s participation in the Plan is expressly conditioned on his or her acceptance of such terms.

10.9    Any Plan broker account established to hold a participant’s Shares shall be titled solely in the name of the participant, unless the participant is notified by the Committee (or its delegate) that the account may be titled or re-titled jointly with another person, consistent with the policies of the Plan broker and applicable law. The participant may dispose of the Shares in his or her Plan broker account, whether by sale, exchange, gift or other transfer of title, in which case applicable transaction fees may be charged.

10.10    Dividends paid in the form of cash, Shares or other non-cash consideration with respect to the Common Stock in a participant’s Plan account established under this Section 10 shall be credited to such Plan broker account. However, if a participant holding Shares in any Plan broker account is subject to United States withholding taxes on any dividends payable with respect to the Shares, all cash dividends payable on those Shares shall be paid by the Company net of the applicable United States withholding taxes on such dividends, which taxes shall be withheld by the Company and paid to the appropriate United States tax authorities.

11.	Limitations on Shares to be Purchased.

11.1    No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Affiliate, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the Employee participates in this Plan. The Company shall have the authority to take all necessary action, including but not limited to, suspending the payroll deductions of any participant, in order to ensure compliance with this Section.

11.2    No participant shall be entitled to purchase more than the Maximum Share Amount on any single Purchase Date. Prior to the commencement of any Offering Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, set a Maximum Share Amount. If the Committee does not set a Maximum Share Amount, the Maximum Share Amount shall be 4,000 Shares. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

11.3    If the number of Shares to be purchased on a Purchase Date by all Employees participating in this Plan exceeds the number of Shares then available for issuance under this Plan, then the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a participant’s option to each participant affected.

11.4    Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest unless required by local law.

12.	Withdrawal.

12.1    A participant may cancel all (but not less than all) of his or her payroll deductions under the Plan and terminate his or her participation in an Offering Period by delivering a written notice to the Company to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

12.2    In the Committee’s discretion, based on uniform rules and procedures established from time to time by the Committee, a participant who withdraws from an Offering Period under Section 12.1 may withdraw all (but not less than all) of the payroll deferrals deducted from his or her pay and not yet used to purchase Shares at any time by making an election on a form provided for such purpose. In such case, all cash credited to the participant’s Plan account shall be paid to the participant as soon as is administratively reasonable, without interest, and his or her interest in this Plan shall terminate.

12.3    In the event a participant voluntarily elects to withdraw from this Plan through a cancellation under Section 12.1, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 7 above for initial participation in this Plan.

13.	Beneficiary.

13.1    In the event of the death of a participant, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, to the participant’s estate.

14.	Termination of Employment.

14.1    Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible Employee of the Company or of a Participating Affiliate, shall immediately terminate his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account shall be returned to him or her or, in the case of his or her death, to his or her beneficiary determined under Section 13. For purposes of this Section 14, an Employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Affiliate in the case of sick leave, military leave, or any other leave of absence approved by the Board or Committee, provided, however that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Committee in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

15.	Return of Payroll Deductions.

15.1    In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise prior to the withdrawal deadline established by the Committee, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan, unless required by local law. In the event a participant dies with payroll deductions having been accumulated to purchase Shares at the next Purchase Date, and the Committee receives notice of such death prior to the withdrawal deadline established by the Committee, the Company shall deliver to the participant’s beneficiary determined under Section 13 all payroll deductions credited to such participant’s account.

16.	Capital Changes.

16.1    Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per Share covered by each option under this Plan which has not yet been exercised, and limits on the number of Shares that may be purchased by an Employee, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split or the payment of a stock dividend (but only on the Shares), any other increase or decrease in the number of issued and outstanding Shares effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company’s present Shares, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

16.2    In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase Shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and Shares shall be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless otherwise provided by the Committee.

16.3    The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, and limits on the number of Shares that may be purchased by an Employee, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Shares, or in the event of the Company being consolidated with or merged into any other corporation.

17.	Nonassignability.

17.1    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

18.	Reports.

18.1    Individual accounts shall be maintained for each participant in this Plan. Each participant shall receive, as soon as practicable after the end of each Purchase Period, a report in written or electronic form of his or her account setting forth the total payroll deductions accumulated, the number of Shares purchased, and the per Share price thereof.

19.	Notice of Disposition.

19.1    Each participant shall notify the Company in writing if the participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

20.	No Rights to Continued Employment.

20.1    An Employee’s employment with the Company or an Affiliate is not for any specified term and may be terminated by such Employee or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Plan or any covenant of good faith and fair dealing that may be found implicit in this Plan shall (i) confer upon any Employee any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Plan unless such right or benefit has specifically accrued under the terms of this Plan; or (iv) deprive the Company of the right to terminate the Employee at will.

20.2    The right to continue participation in this Plan is conditioned on a participant’s continuing as an Employee at the will of the Company or an Affiliate and the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses at any time or from time to time, as it deems appropriate (a “reorganization”). Such a reorganization could result in the termination of a participant’s relationship as an Employee or the termination of the participant’s employer’s status as a Participating Affiliate and the loss of benefits available to the participant under this Plan.

21.	Committee Rules for Foreign Jurisdictions and the Non-423 Plan Component.

21.1    The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local legal requirements.

21.2    The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations, which rules, procedures or sub-plans may be designed to be outside the scope of Code Section 423. The terms of such rules, procedures or sub-plans may take precedence over other provisions of this Plan, but unless otherwise expressly superseded by the terms of such rule, procedure or sub-plan, the provisions of this Plan shall govern the operation of the Plan. To the extent inconsistent with the requirements of Code Section 423, such rules, procedures or sub-plans shall be considered part of the Non-423 Plan Component, and the options granted thereunder shall not be considered to comply with Code Section 423.

21.3    Employees participating in the Non-423 Plan Component by means of rules, procedures or sub-plans adopted pursuant to Section 15 need not have the same rights and privileges as Employees participating in the Section 423 Plan Component.

22.	Notices.

22.1    All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. To the extent permitted by applicable law and in the discretion of the Committee, a participant may submit any form or notice as set forth herein by means of an electronic form approved by the Committee.

23.	Term; Stockholder Approval.

23.1    This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of Shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Committee (which termination may be effected at any time), (b) issuance of all of the Shares available for issuance under this Plan, or (c) ten (10) years from the approval of this Plan by the stockholders.

24.	Conditions Upon Issuance of Shares; Limitation on Sale of Shares.

24.1    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

25.	Applicable Law.

25.1    The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

26.	Amendment or Termination.

26.1    The Committee may amend the Plan at any time in any respect the Committee deems necessary or advisable. However, except as provided in Section 16 relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of Shares available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to participants under the Plan or materially reduces the price at which Shares may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan.

26.2    The Committee may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

26.3    Any benefits, privileges, entitlements, and obligations under any outstanding Purchase Rights granted before an amendment, suspension, or termination of the Plan shall not be impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

26.4    In the event the Board or the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee may, to the extent permitted under Section 423 of the Code with respect to Offerings under the Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)    subject to Section 9.1, altering the purchase price for any Offering including an Offering underway at the time of the change in purchase price;

(b)    shortening any Offering Period so that the Offering Period ends on a new Offering Date, including an Offering Period underway at the time of the Board or Committee action; and

(c)    reducing the maximum contribution a participant may elect to contribute under the Plan; and

(d)    reducing the maximum number of Shares a participant may purchase during any Offering.

Unless otherwise required by Section 26.1, such modifications or amendments shall not require stockholder approval or the consent of any participant.

27.	Tax Obligations.

27.1    To the extent any (i) grant of an option to purchase Shares, (ii) purchase of Shares, or (iii) disposition of Shares purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction) the Committee may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to the Company or another Participating Affiliate by an Employee, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Company.

28.	Insider Trading Restrictions/Market Abuse Laws

28.1    Each participant is subject to the Insider Trading Policy. Each participant may also be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the participant’s country, which may affect such participant’s ability to directly or indirectly, for him or herself or for a third party, acquire or sell, or attempt to sell, Shares under the Plan during such times as such participant is considered to have “inside information” regarding the Company or (as defined by the laws in the applicable jurisdiction) or the trade in Shares. Any restrictions under these laws or regulations may be separate and in addition to any restrictions that are imposed by the Insider Trading Policy.  It shall be each participant’s responsibility to comply with any applicable restrictions, and each participant should speak with the Company or a personal advisor on this matter.

As approved by stockholders on June 23, 2021.